UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Amendment No.            )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Spruce Power Holding Corporation
(Name of Registrant as Specified In Its Charter)

________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

1875 Lawrence Street, Suite 320
Denver, Colorado 80202

August 23, 2023

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TIME: 10:00 a.m. Eastern Time

DATE: October 2, 2023

ACCESS:

This special meeting will be held virtually via live webcast on the Internet. You will be able to attend the special meeting, vote and submit your questions during the meeting by visiting https://virtualshareholdermeeting.com/SPRU2023SM and entering the 12-digit control number included in the proxy card that you receive. For further information about the virtual special meeting, please see the Questions and Answers about the Meeting beginning on page 3. In order to maximize stockholder access and value, we believe it is preferable to continue to hold stockholder meetings virtually.

PURPOSES:

1.      To consider and act upon a proposal (the “Reverse Stock Split Proposal”) to approve an amendment to our existing Certificate of Incorporation (our “Current Charter”) to effect a reverse stock split of our common stock at a reverse stock split ratio of 1-for-8.

2.      To consider and vote upon a proposal (“Adjournment Proposal”) to approve the adjournment of the special meeting if necessary or appropriate in the view of the Company’s board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Reverse Stock Split Proposal. We refer to the Reverse Stock Split Proposal and the Adjournment Proposal collectively as the “Proposals.”

The Company’s Board of Directors recommends that the stockholders vote “FOR” the Reverse Stock Split Proposal and “FOR” the Adjournment Proposal.

WHO MAY VOTE:

You may vote if you were the record owner of Spruce Power Holding Corporation common stock at the close of business on August 4, 2023. A list of stockholders of record will be available at the special meeting at https://virtualshareholdermeeting.com/SPRU2023SM.

All stockholders are cordially invited to attend the special meeting. Whether you plan to attend the special meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail by following the instructions in the proxy card. You may change or revoke your proxy at any time before it is voted at the special meeting. If you participate in and vote your shares at the special meeting, your proxy will not be used.

The accompanying proxy statement provides a detailed description of the Proposals. We urge you to read the accompanying proxy statement, including the annex, carefully and in their entirety. If you have any questions concerning the Proposals or the accompanying proxy statement of which this notice forms a part, would like additional copies of the accompanying proxy statement or need help voting your shares of Common Stock, please contact Spruce Power Holding Corporation, Attention: Corporate Secretary, 1875 Lawrence Street, Suite 320, Denver, Colorado 80202.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) instead of a paper copy of this Proxy Statement to our stockholders. The Internet Availability Notice contains instructions on how to access those documents over the Internet. All stockholders who do not receive an Internet Availability Notice will receive a paper copy of the proxy materials by mail.

The Internet Availability Notice also contains instructions on how to request a paper copy of our proxy materials, including this Proxy Statement, and a form of proxy or voting instruction card. The proxy materials sent to you will include a proxy card that will provide you with instructions to cast your vote on the Internet and a telephone number you may call to cast your vote, or you may complete, sign and return the proxy card by mail.

BY ORDER OF OUR BOARD OF DIRECTORS

Christian Fong
Chief Executive Officer

i

SPRUCE POWER HOLDING CORPORATION
1875 Lawrence Street, Suite 320
Denver, Colorado 80202

PROXY STATEMENT FOR THE SPRUCE POWER HOLDING CORPORATION
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 2, 2023

This proxy statement, along with the accompanying notice of the special meeting of stockholders, contains information about the special meeting of stockholders of Spruce Power Holding Corporation (the “Special Meeting”), including any adjournments or postponements of the Special Meeting. We are holding the Special Meeting at 10:00 a.m., Eastern Time, on Monday, October 2, 2023. You will not be able to attend the Special Meeting in person.

The Special Meeting will be a virtual meeting via live audio webcast on the internet. You will be able to attend the Special Meeting, vote and submit your questions during the meeting by visiting https://virtualshareholdermeeting.com/SPRU2023SM and entering the 12-digit control number included in the Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) or the proxy card that you receive. For further information about the virtual special meeting, please see the Questions and Answers about the Meeting beginning on page 3. We believe that holding stockholder meetings virtually creates responsible custodianship of resources, and maximizes the number of stockholders who may wish to attend the Special Meeting.

In this proxy statement, we refer to Spruce Power Holding Corporation as “Spruce Power,” “the Company,” “we,” “us” and “our.”

This proxy statement relates to the solicitation of proxies by our board of directors for use at the Special Meeting.

On or about August 23, 2023, we intend to begin sending to our stockholders the Internet Availability Notice containing instructions on how to access our proxy statement for the Special Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON OCTOBER 2, 2023

This proxy statement, the Notice of Special Meeting of Stockholders and our form of proxy card to stockholders are available for viewing, printing and downloading at https://virtualshareholdermeeting.com/SPRU2023SM. To view these materials please have your 12-digit control number(s) available that appears on your Internet Availability Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

SUMMARY VOTING INSTRUCTIONS

YOUR VOTE IS VERY IMPORTANT

Ensure that your shares of Common Stock are voted at the Special Meeting by submitting your proxy or, if your shares of Common Stock are held in the name of a broker, bank or other nominee, by contacting your broker, bank or other nominee. If you do not vote, it will have the same effect as voting “AGAINST” the approval of the Reverse Stock Split Proposal.

If your shares of Common Stock are registered in your name:    submit your proxy as soon as possible by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope, so that your shares of Common Stock can be voted in favor of the Proposals at the Special Meeting. You may also submit your proxy by using a toll-free number or the Internet. We have provided instructions on the proxy card for using these convenient services.

If your shares of Common Stock are registered in the name of a broker, bank or other nominee:    check the voting instruction card forwarded by your broker, bank or other nominee or contact your broker, bank or other nominee in order to obtain directions as to how to ensure that your shares of Common Stock are voted in favor of the Proposals at the Special Meeting.

QUESTIONS AND ANSWERS REGARDING THE SPECIAL MEETING

Why is the Company Soliciting My Proxy?

Our board of directors is soliciting your proxy to vote at the Special Meeting to be held virtually on Monday, October 2, 2023, at 10:00 a.m. Eastern Time and any adjournments or postponements of the meeting, which we refer to as the Special Meeting. This proxy statement, along with the accompanying Notice of Special Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the Special Meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Special Meeting of Stockholders and the proxy card because you owned shares of our common stock on the record date, which is August 4, 2023. We intend to commence distribution of the Internet Availability Notice, and, if applicable, printed proxy materials to stockholders on or about August 23, 2023.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the U.S. Securities and Exchange Commission (the “SEC”), we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the Special Meeting and help to conserve natural resources. If you received the Internet Availability Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Internet Availability Notice. Instead, the Internet Availability Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Why Are You Holding a Virtual Special Meeting?

The Special Meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Special Meeting so they can ask questions of our board of directors or management, as time permits. We also believe that holding a virtual meeting creates better stewardship of resources and the environment.

How do I access the Virtual Special Meeting?

The live audio webcast of the Special Meeting will begin promptly at 10:00 a.m. Eastern Time. Online access to the audio webcast will open 15 minutes prior to the start of the Special Meeting to allow time for you to log-in and test your device’s audio system. The virtual Special Meeting is running the most updated version of the applicable software and plugins. You should ensure you have a strong Internet connection wherever you intend to participate in the Special Meeting. You should also allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Special Meeting.

To be admitted to the virtual Special Meeting, you will need to log-in at https://virtualshareholdermeeting.com/SPRU2023SM using the 12-digit control number found on the proxy card or voting instruction card previously mailed or made available to stockholders entitled to vote at the Special Meeting.

Will I be able to ask questions and have these questions answered during the Virtual Special Meeting?

Stockholders may submit questions for the Special Meeting after logging in. If you wish to submit a question, you may do so by logging into the virtual meeting platform at https://virtualshareholdermeeting.com/SPRU2023SM, typing your question into the ‘’Ask a Question” field, and clicking ‘’Submit.” Please submit any questions before the start time of the meeting.

Appropriate questions related to the business of the Special Meeting (the proposals being voted on) will be answered during the Special Meeting, subject to time constraints. Additional information regarding the ability of stockholders to ask questions during the Special Meeting, related to rules of conduct and other materials for the Special Meeting will be available at https://virtualshareholdermeeting.com/SPRU2023SM.

What Happens if There Are Technical Difficulties during the Special Meeting?

Beginning 15 minutes prior to, and during, the Special Meeting, we will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Special Meeting, voting at the Special Meeting or submitting questions at the Special Meeting. If you encounter any difficulties accessing the virtual Special Meeting during the check-in or meeting time, please call 1 888-965-8995 (toll free) or +1 415-655-0243 (international).

Who May Vote?

Only stockholders of record at the close of business on August 4, 2023 (the “Record Date”) will be entitled to vote at the Special Meeting. On this record date, there were 147,146,961 shares of our common stock issued and outstanding and entitled to vote. Our common stock is our only class of voting stock.

If on the Record Date your shares of our common stock were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record.

If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Internet Availability Notice or, if applicable, printed proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Special Meeting unless you request and obtain a valid proxy from your broker or other agent.

You do not need to attend the Special Meeting to vote your shares. Shares represented by valid proxies, received in time for the Special Meeting and not revoked prior to the Special Meeting, will be voted at the Special Meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the Special Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted for, against or abstain with respect to each of the proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our board of directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the Special Meeting. Official tabulation of voted proxies will be handled by our stock transfer agent, Continental Stock Transfer & Trust Company, who will be present at the Special Meeting.

If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer & Trust Company, or you have stock certificates registered in your name, you may vote:

•        By Internet or by telephone.    Follow the instructions included in the Internet Availability Notice or, if you received printed materials, in the proxy card to vote over the Internet or by telephone.

•        By mail.    If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with our board of directors’ recommendations as noted below.

•        At the meeting.    If you attend the virtual meeting, you may vote by completing a ballot, which will be available at the meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on October 1, 2023.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares virtually at the Special Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card, and be prepared to use it for the virtual Special Meeting in order to vote.

How Does Our Board of Directors Recommend that I Vote on the Proposals?

The Company’s Board of Directors, which we refer to as the “Board,” recommends that the Company’s stockholders vote “FOR” the Reverse Stock Split Proposal and “FOR” the Adjournment Proposal.

If any other matter is presented at the Special Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Special Meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Special Meeting. You may change or revoke your proxy in any one of the following ways:

•        if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•        by re-voting by Internet or by telephone as instructed above;

•        by notifying Spruce Power’s Corporate Secretary in writing before the Special Meeting that you have revoked your proxy; or

•        by attending the Special Meeting and voting at the meeting. Attending the Special Meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the Special Meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What if I Receive More Than One Internet Availability Notice or Proxy Card?

You may receive more than one Internet Availability Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares on the approval of the reverse stock split (Proposal 1 of this proxy statement). Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Special Meeting in the manner you desire.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Approval of the Reverse Stock Split

This proposal requires the affirmative vote of at least a majority of the total outstanding shares entitled to vote, regardless of whether such shares are present in person or represented by proxy at the Special Meeting. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as a vote AGAINST this proposal.

Proposal 2: Approval of the Adjournment Proposal	This proposal requires the affirmative vote of a majority of the votes cast.

Where Can I Find the Voting Results of the Special Meeting?

The preliminary voting results will be announced at the Special Meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Special Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Special Meeting?

The presence, virtually or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. Votes of stockholders of record who are present at the Special Meeting virtually or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Special Meeting

The Special Meeting will be held in a virtual meeting format only. You can attend the Special Meeting and view the live audio webcast by visiting https://virtualshareholdermeeting.com/SPRU2023SM. The Special Meeting will be held at 10:00 a.m. Eastern Time on Monday, October 2, 2023. To attend the virtual Special Meeting, go to https://virtualshareholdermeeting.com/SPRU2023SM shortly before the meeting time, and follow the instructions for downloading the webcast. If you miss the Special Meeting, you can view a replay of the webcast at https://virtualshareholdermeeting.com/SPRU2023SM until October 2, 2024. You need not attend the Special Meeting in order to vote.

Electronic Delivery of Company Stockholder Communications

Stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail. You can choose this option and save us the cost of producing and mailing these documents by following the instructions provided on your Internet Availability Notice or proxy card.

Proposal No. 1

APPROVAL OF REVERSE STOCK SPLIT

(Notice Item 1)

We are asking stockholders to adopt a proposed certificate of amendment to our Current Charter (the “Stock Split Certificate”), to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, with a ratio of 1-for-8, with respect to the issued and outstanding common stock of the Company.

This description of Proposal No. 1 is a summary and is qualified by the full text of the Stock Split Certificate, which is attached to this Proxy Statement as Appendix A and incorporated herein by reference. The text of the Stock Split Certificate is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware to effect the proposed Reverse Stock Split.

Approval of Proposal No. 1 (the “Reverse Stock Split Proposal”) will grant our Board the authority, without further action by the stockholders, to carry out the Reverse Stock Split, with the exact timing to be determined at the discretion of the Board and set forth in a public announcement as soon as reasonably practicable after stockholder approval at the Special Meeting.

The Reverse Stock Split would not change the number of authorized shares of common stock or preferred stock, the par value of common stock or preferred stock or the relative voting power of our stockholders. Also, the Reverse Stock Split, if effected, would affect all of our holders of common stock uniformly.

The Reverse Stock Split is not being proposed in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar actions to our Board or our stockholders.

There are certain risks associated with a Reverse Stock Split, and we cannot accurately predict or assure that the Reverse Stock Split will produce or maintain the desired results (for more information on the risks see the section below entitled “Certain Risks Associated with the Reverse Stock Split”). However, our Board believes that the benefits to the Company and our stockholders outweigh the risks and recommends that you vote in favor of granting the Board the authority to effect the Reverse Stock Split.

Reasons for the Reverse Stock Split

Our Board of Directors is seeking authority to effect the Reverse Stock Split with the primary intent of increasing the price of our common stock to enable the Company to comply with the New York Stock Exchange (the “NYSE”) continued listing requirements, as set forth in Section 802.01C of the NYSE’s Listed Company Manual (hereafter referred to as “Section 802.01C”). Our common stock is publicly traded and listed on NYSE under the symbol “SPRU”. Our Board of Directors believes that, in addition to increasing the price of our common stock to meet the price criteria for continued listing on NYSE, the Reverse Stock Split would also make our common stock more attractive to a broader range of institutional and other investors. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in the Company’s and the stockholders’ best interests.

If our stockholders approve the Reverse Stock Split Proposal, our Board of Directors will be authorized to proceed with the Reverse Stock Split. Our Board of Directors currently intends to effect the Reverse Stock Split.

On March 27, 2023, we received a written notice from the NYSE that the Company was not in compliance with the continued listing criteria set forth in Section 802.01C, as the average closing price of our common stock was less than $1.00 per share over a consecutive 30 trading-day period. In accordance with Section 802.01C, the Company has until September 22, 2023 to regain compliance with the average closing price requirement. The Company may regain compliance at any time during the six-month cure period if on the last trading day of any calendar month during the six-month cure period our common stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the consecutive 30 trading-day period ending on the last trading day of that month. If the Company is unable to regain compliance with the $1.00 share price rule within this period, the NYSE will initiate procedures to suspend and delist the common stock.

In the alternative, the Company may cure the price condition by taking an action that will require approval of its stockholders (such as the Reverse Stock Split), provided that the stockholder approval occurs no later than its next annual meeting. The price condition will be deemed cured if the price promptly exceeds $1.00 per share after such action, and the price remains above the level for at least the following 30 trading days.

Reducing the number of outstanding shares of common stock should, absent other factors, generally increase the per share market price of our common stock. Although the intent of the Reverse Stock Split is to increase the price of our common stock, there can be no assurance, however, that even if the Reverse Stock Split is effected, that the market price of our common stock will be sufficient, over time, for us to regain or maintain compliance with the NYSE requirements.

In the event we are delisted from NYSE, the only established trading market for our common stock would be eliminated, and we would be forced to list our shares on the OTC Markets or another quotation medium, depending on our ability to meet the specific listing requirements of those quotation systems. As a result, an investor would likely find it more difficult to trade or obtain accurate price quotations for our shares. Delisting would likely also reduce the visibility, liquidity, and value of our common stock, reduce institutional investor interest in our company, and may increase the volatility of our common stock. Delisting could also cause a loss of confidence of potential industry partners, lenders, and employees, which could further harm our business and our future prospects. We believe that effecting the Reverse Stock Split may help us avoid delisting from NYSE and any resulting consequences.

In addition, our Board of Directors believes that the increase in the market price of our common stock that should result from the Reverse Stock Split could encourage investor interest and improve the marketability of our common stock to a broader range of investors, and thus enhance our liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of our common stock may result in an investor paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were higher. Our Board of Directors believes that the higher share price that may result from the Reverse Stock Split could enable institutional investors and brokerage firms with such policies and practices to invest in our common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market and economic conditions, and the market perception of our business may adversely affect the market price of our common stock, regardless of the Reverse Stock Split. As a result, there can be no assurance that the Reverse Stock Split, if effected, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split, that as a result of the Reverse Stock Split we will be able to regain or maintain an average closing price (and applicable month-end closing price) that meets the requirements of the NYSE or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market value of our common stock after the Reverse Stock Split may be lower than the total market value before the Reverse Stock Split.

Certain Risks Associated with the Reverse Stock Split

Before voting on this proposal, stockholders should consider the following risks associated with effecting the Reverse Stock Split:

•        As noted above, the principal purpose of the Reverse Stock Split is to increase the market price of our common stock in order to improve the likelihood that we will be allowed to maintain our continued listing on NYSE. However, the Reverse Stock Split, if effected, may not have the effect of increasing the market price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding, or at all. If the proposed Reverse Stock Split does result in an increase in the market price of our common stock, the increase may not be long-term or permanent. The market price of our common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future growth and other factors detailed from time to time in the reports we file with the SEC. We cannot predict the effect that the Reverse Stock Split may have upon the market price of our common stock with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The total market capitalization of our common stock after the proposed Reverse Stock Split may be lower than the total market capitalization before the proposed Reverse Stock Split and, in the future, the market price of our common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the proposed Reverse Stock Split.

•        Even if our stockholders approve the Reverse Stock Split and the Reverse Stock Split is effected, there can be no assurance that we will continue to meet NYSE’s continued listing requirements.

•        The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

Although our Board believes that the decrease in the number of shares of common stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the market price of common stock could encourage interest in our common stock and possibly promote greater liquidity for stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Principal Effects of the Reverse Stock Split

If the Reverse Stock Split is approved and effected with respect to the issued and outstanding common stock, each holder of common stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of common stock upon effectiveness of the Reverse Stock Split. The Reverse Stock Split would be effected simultaneously for all outstanding shares of common stock at the same Reverse Stock Split ratio. Except for adjustments that may result from the treatment of fractional shares (as described below), the Reverse Stock Split would affect all stockholders uniformly and would not change any stockholder’s percentage ownership interest in the Company. The relative voting rights and other rights and preferences that accompany the shares of common stock will not be affected by the Reverse Stock Split. Shares of common stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable. The Reverse Stock Split would not affect our securities law reporting and disclosure obligations, and we would continue to be subject to the periodic reporting requirements of the Exchange Act. We have no current plans to take the Company private. Accordingly, the Reverse Stock Split is not related to a strategy to do so.

The Reverse Stock Split will have no effect on the number of authorized shares of common stock or preferred stock or the par value of the common stock or preferred stock.

Assuming Reverse Stock Split ratio of 1-for-8, the following table sets forth (i) the number of shares of our common stock that would be issued and outstanding, (ii) the number of shares of our common stock that would be reserved for issuance pursuant to outstanding options, restricted stock units (“RSUs”) and warrants, and (iii) the weighted-average exercise price of outstanding options and warrants, each giving effect to the Reverse Stock Split and based on 147,146,961 shares of common stock outstanding as of August 4, 2023. Such amounts listed below are approximate as no fractional shares will be issued.

	Before Reverse Stock Split	Reverse Stock Split Ratio of 1-for-8
Number of Shares of Common Stock Issued and Outstanding	147,146,961	18,393,370
Number of Shares of Common Stock Reserved for Issuance Pursuant to Outstanding Options, RSUs and Warrants	18,596,178	2,324,522
Weighted-Average Exercise Price of Outstanding Options and Warrants	$7.37	$58.94

Effect on Equity Compensation Plans and Outstanding Options, Restricted Stock Units and Warrants

If the Reverse Stock Split is approved and effected, the total number of shares of common stock reserved for issuance under our 2020 Equity Incentive Plan would be reduced in proportion to a ratio of 1-for-8. As of August 4, 2023, there were a total of 14,402,136 shares of common stock reserved for issuance upon the exercise of stock options and the settlement of restricted stock units (“RSUs”) outstanding under the 2020 Equity Inventive Plan. In addition, as of August 4, 2023, there were a total of 4,233,333 shares of common stock reserved for issuance upon the exercise of outstanding warrants. Following the Reverse Stock Split, if any, such reserves would be reduced to 2,329,433 shares reserved for issuance upon the exercise of stock options and the settlement of RSUs outstanding under the 2020 Equity Incentive Plan and the exercise of outstanding warrants.

Under the terms of our outstanding options, RSUs and warrants, the Reverse Stock Split would adjust and proportionately reduce the number of shares of common stock issuable upon exercise or settlement, as applicable, of such options, RSUs and warrants in the same ratio of the Reverse Stock Split and, correspondingly, would proportionately increase the exercise price of any such options and warrants. The number of shares of common stock issuable upon exercise or settlement of outstanding options, RSUs and warrants and the exercise or purchase price related to any such options and warrants, as applicable, would be equitably adjusted in accordance with the terms of the 2020 Equity Incentive Plan and the warrants, which may include rounding the number of shares of common stock issuable to the nearest whole share.

Potential Anti-Takeover Effect

The Reverse Stock Split would result in an increase in the proportion of authorized but unissued shares of common stock relative to our outstanding shares, which could be construed as having an anti-takeover effect. Our Board has not proposed the Reverse Stock Split with the intention of discouraging tender offers or takeover attempts of the Company. However, the availability of additional authorized shares for issuance as a result of the Reverse Stock Split could, under certain circumstances, discourage or make more difficult efforts to obtain control of our Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent our Board from taking any appropriate actions consistent with its fiduciary duties.

Accounting Matters

The Reverse Stock Split will not affect the par value per share of common stock, which will remain unchanged at $0.0001 per share. As a result of the Reverse Stock Split, at the effective time, the stated capital on our balance sheet attributable to the common stock, which consists of the par value per share of the common stock multiplied by the aggregate number of shares of the common stock issued and outstanding, will be reduced in proportion to the ratio of the Reverse Stock Split. Correspondingly, the additional paid-in capital account, which consists of the difference between the stated capital and the aggregate amount paid upon issuance of all currently outstanding shares of common stock, will be credited with the amount by which the stated capital is reduced. The stockholders’ equity, in the aggregate, will remain unchanged. In addition, the per share net income or loss of common stock, for all periods, will be restated because there will be fewer outstanding shares of common stock. We do not anticipate any other material accounting consequences would arise as a result of a reverse stock split.

Effect on Beneficial Holders (i.e., Stockholders Who Hold in “Street Name”)

Upon the Reverse Stock Split, we intend to treat common stock held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their customers holding common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold shares of common stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders of Common Stock

Holders of common stock may hold some or all of their common stock electronically in book-entry form with our transfer agent. These stockholders will not have stock certificates evidencing their ownership of common stock. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts. If you hold registered common stock in book-entry form, you do not need to take any action to receive your post-split shares, if applicable. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the Reverse Stock Split.

Effect on Holders of Stock Certificates

Holders of common stock may hold stock certificates representing some or all of their common stock. As of the effective date of the Reverse Stock Split, each certificate representing pre-split shares of common stock will, until surrendered and exchanged, be deemed to represent only the relevant number of post-split shares of common stock as a result and at the time of the Reverse Stock Split. As soon as practicable after the effective date of the Reverse Stock Split, our transfer agent, Continental Stock Transfer & Trust Company, will mail you a letter of transmittal. Upon receipt of your properly completed and executed letter of transmittal and your stock certificate(s), you will be issued the appropriate number of shares of the Company’s common stock either as stock certificates (including legends, if appropriate) or electronically in book-entry form, as determined by the Company.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, any fractional share that would otherwise result from the Reverse Stock Split because the stockholder owns a number of shares not evenly divisible by the ratio would instead settle in cash. The cash amount to be paid to each stockholder would be equal to the resulting fractional interest in one share of our common stock to which the stockholder would otherwise be entitled, multiplied by the closing trading price of our common stock on the trading day immediately preceding the effective date of the Reverse Stock Split. We do not anticipate that the aggregate cash amount paid by the Company for fractional interests will be material to the Company.

No Dissenters’ or Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to any dissenters’ or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.

U.S. Federal Income Tax Considerations

The following is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split to stockholders that hold their shares of common stock as capital assets for U.S. federal income tax purposes. This summary is based upon the provisions of the U.S. Internal Revenue Code (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below.

This summary is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders that may be subject to special tax rules, including, without limitation: (i) persons subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use the mark-to-market method of accounting; (viii) persons whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquired our common stock in connection with employment or the performance of services; (xi) retirement plans; (xii) persons who are not U.S. Holders (defined below); or (xiii) certain former citizens or long-term residents of the United States.

In addition, this summary of certain U.S. federal income tax consequences does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction or any U.S. federal tax consequences other than U.S. federal income taxation (such as U.S. federal estate and gift tax consequences). If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service, or the IRS, regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

EACH STOCKHOLDER SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH STOCKHOLDER.

This summary addresses only stockholders that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as any of the following:

•        an individual who is a citizen or resident of the United States;

•        a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a recapitalization, except as described below with respect to cash received in lieu of fractional shares, a stockholder should not recognize gain or loss as a result of the Reverse Stock Split. A stockholder’s aggregate tax basis in the shares of the common stock received pursuant to the Reverse Stock Split should equal the stockholder’s aggregate tax basis in the shares of the common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such stockholder’s holding period in the shares of the common stock received should include the holding period of the shares of the common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered pursuant to the Reverse Stock Split to shares of common stock received pursuant to the Reverse Stock Split. Stockholders holding shares of common stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A stockholder who receives cash in lieu of a fractional share of common stock should be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A stockholder who receives cash in lieu of a fractional share in the Reverse Stock Split should recognize capital gain or loss equal to the difference between the amount of the cash received in lieu of the fractional share and the portion of the stockholder’s adjusted tax basis allocable to the fractional share. Stockholders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

A stockholder may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Stock Split. Stockholders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed Internal Revenue Service Form W-9) may also be subject to backup withholding at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the stockholder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the Internal Revenue Service.

Vote Required

The approval of Proposal No. 1 requires the affirmative vote of at least a majority of the total outstanding shares entitled to vote, regardless of whether such shares are present in person or represented by proxy at the Special Meeting. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as a vote AGAINST these proposals. Proposal No. 1 is considered a routine proposal, and therefore we do not expect any broker non-votes with respect to this proposal.

If Proposal No. 1 is approved by the requisite number of our stockholders, we expect to file the Stock Split Certificate with the Secretary of State of the State of Delaware following the Special Meeting (with the exact timing to be determined at the discretion of the Board and set forth in a public announcement), which Stock Split Certificate will become effective at the time of filing and amend our then existing certificate of incorporation.

If Proposal No. 1 is not approved by the requisite vote of our stockholders, then the Stock Split Certificate will not be filed with the Secretary of State of the State of Delaware and our Current Charter will not be amended thereby.

Stockholders are urged to vote FOR Proposal No. 1. If we do not receive approval of the Stock Split Certificate, we will not be able to effect the reverse stock split.

Recommendation of the Board

Our board of directors Recommends A Vote To APPROVE THE REVERSE STOCK SPLIT, And Proxies Solicited By Our board of directors Will Be Voted In Favor Of Such Ratification Unless A Stockholder Indicates Otherwise On The Proxy.

Proposal No. 2

APPROVAL OF ADJOURNMENT PROPOSAL

(Notice Item 2)

Summary of Proposal

The Company’s stockholders are being asked to approve a Proposal providing for the adjournment of the Special Meeting if necessary or appropriate in the view of the Board to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Reverse Stock Split Proposal described in this proxy statement and to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure to be disseminated to and reviewed by the stockholders of the Company prior to the Special Meeting.

In this Proposal, the Company is asking the Company’s stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Special Meeting, and any subsequent adjournments, to another time and place. If the Company’s stockholders approve the Adjournment Proposal, the Company could adjourn the Special Meeting, and any adjourned session of the Special Meeting, in any of the circumstances described above to a later date and use the additional time to, among other things, solicit additional proxies in favor of the Reverse Stock Split Proposal described in this proxy statement, including the solicitation of proxies from holders of Common Stock that have previously voted against such Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if the Company had received proxies representing a sufficient number of votes against the Reverse Stock Split Proposal, the Company could adjourn the Special Meeting without a vote on such Proposal and seek to convince the holders of those shares of Common Stock to change their votes to votes in favor of such Proposal.

The Board believes that if the number of shares of Common Stock present in person or by proxy at the Special Meeting and voting in favor of the Reverse Stock Split Proposal is not sufficient to approve such Proposal, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve such Proposal. If the Special Meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use.

Required Vote and Board Recommendation

The vote on the Adjournment Proposal is a vote separate and apart from the vote on the Reverse Stock Split Proposal. Accordingly, a stockholder may vote to approve the Reverse Stock Split Proposal and vote not to approve the Adjournment Proposal and vice versa. Approval of the adjournment of the Special Meeting, if necessary, including for the purpose of soliciting additional proxies if a quorum is not present or if there are not sufficient votes in favor of the Reverse Stock Split Proposal, requires that a majority of the votes cast are in favor of the proposal. Abstentions and broker non-votes, if any, will have no effect on the approval of the Adjournment Proposal, while shares of Common Stock not in attendance will have no effect on the outcome of any vote on the Adjournment Proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of August 4, 2023 for (a) the executive officers named in the Summary Compensation Table on page 22 of the proxy statement for our 2023 annual meeting of stockholders, (b) each of our directors, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of our common stock that may be acquired by an individual or group within 60 days of August 4, 2023 pursuant to the exercise of options or warrants or the vesting of restricted stock units to be outstanding for the purpose of computing the percentage ownership of such individual or group, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of our common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 147,146,961 shares of our common stock outstanding on August 4, 2023.

	Shares Beneficially Owned
Name and Address	Number	Percent
Directors and Named Executive Officers
Christian Fong(1)(2)	1,015,644	*
Kevin Griffin(3)	6,477,742	4.3
Christopher Hayes(1)(4)	604,084	*
Jonathan J. Ledecky(5)	4,921,875	3.3
John P. Miller(1)	185,161	*
Eric Tech(1)(6)	1,135,537	*
Colleen H. Calhoun(1)(7)	496,595	*
James P. Berklas(1)(8)	8,051	*
Thomas (Tod) Hynes III(1)(9)	3,842,520	*
All directors and current executive officers as a group (8 persons)(10)	14,550,554	9.5
Five Percent Holders:
James S. Davis(11)	11,379,917	7.7

____________

*        Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)      The business address of the stockholder is c/o Spruce Power Holding Corporation, 1875 Lawrence Street, Suite 320, Denver, Colorado 80202.

(2)      Includes (a) 627,772 shares held of record, (b) restricted stock units as to 227,273 shares, which vest within 60 days of August 4, 2023, (c) 160,000 shares held by a revocable family trust and (d) 600 shares owned by Mr. Fong’s son. Mr. Fong disclaims beneficial ownership of the shares of common stock held by such trust and his son.

(3)      Consists of (a) 109,992 shares held of record, (b) options to purchase 116,084 shares of our common stock held in the name of Mr. Griffin; (c) 630,000 shares of our common stock held by MGG Investment Group, LP (“MGG”), of which Mr. Griffin is the Chief Executive Officer and Chief Investment Officer, and (d) 3,505,000 shares of common stock and 2,116,666 shares of common stock issuable upon exercise of warrants held by MGG SF Drawdown Unlevered Fund II LP (“MGG Fund”), of which Mr. Griffin is the Chief Executive Officer and Chief Investment Officer. Notwithstanding his dispositive and voting control over such shares, Mr. Griffin disclaims beneficial ownership of the shares of our common stock and warrants held by MGG and MGG Fund, except to the extent of his proportionate pecuniary interest therein. The business address of each of the foregoing is c/o Graubard Miller, The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174.

(4)      Includes (a) 202,901 shares of record and (b) options to purchase 401,183 shares.

(5)      Consists of (a) 160,898 shares held of record, (b) options to purchase 19,310 shares of our common stock held in the name of Mr. Ledecky, and (c) 2,625,000 shares and 2,116,667 shares of common stock issuable upon exercise of warrants held by Ironbound Partners Fund, LLC, an affiliate of Mr. Ledecky. Notwithstanding his dispositive and voting control over such shares, Mr. Ledecky disclaims beneficial ownership of the shares of our common stock and warrants held by Ironbound Partners Fund, LLC, except to the extent of his proportionate pecuniary interest therein. The business address of Mr. Ledecky is c/o Graubard Miller, The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174.

(6)      Includes options to purchase 421,905 shares. Also includes 25,000 shares held by Mr. Tech’s daughter. Mr. Tech disclaims beneficial ownership of the shares of common stock held by his daughter.

(7)      Includes options to purchase 20,000 shares. The beneficial ownership information for Ms. Calhoun is based on the most recent information provided to the Company as of the time of Ms. Calhoun’s resignation from her position as Vice President and General Manager of XL Grid on February 1, 2023.

(8)      The beneficial ownership information for Mr. Berklas is based on the most recent information provided to the Company as of the time of Mr. Berklas’s resignation from his position as General Counsel and Vice President of Corporate Development on May 15, 2022.

(9)      The beneficial ownership information for Mr. Hynes is based on the most recent information provided to the Company.

(10)    See footnotes (2)–(6) above. Includes options to purchase a total of 958,482 shares and restricted stock units as to a total of 582,945 shares, which vest within 60 days of August 4, 2023.

(11)    Consists of 11,379,917 shares held of record by Mr. Davis. The business address of the stockholder is 145 Newton Street, Boston, Massachusetts 02135.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR AT 2024 ANNUAL MEETING

Any stockholder who desires to submit a proposal for inclusion in the proxy materials for the 2024 Annual Meeting of Stockholders in accordance with Rule 14a-8 must submit the proposal in writing c/o Corporate Secretary, Spruce Power Holding Corporation, 1875 Lawrence Street, Suite 320, Denver, Colorado 80202. We must receive a proposal by December 22, 2023 (120 days prior to the anniversary of the mailing date of the proxy statement for the 2023 Annual Meeting of the Stockholders) in order to consider it for inclusion in the proxy materials for the 2024 Annual Meeting of Stockholders.

Nominations for election of directors and proposals for other business intended to be presented at the 2024 Annual Meeting of Stockholders but not included in our Proxy Statement and proxy must be received at our principal offices no later than February 25, 2024, which is 90 calendar days prior to the anniversary of the 2023 Annual Meeting of Stockholders, and no earlier than January 26, 2024, which is 120 calendar days prior to the anniversary of the 2023 Annual Meeting of Stockholders provided, however, that in the event that the 2024 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the 2023 Annual Meeting, such proposal must be received by us no later than the 10th day following the day on which the notice of the date of the 2024 Annual Meeting was mailed or public disclosure of the date of the 2024 Annual Meeting was made, whichever first occurs.. The persons named as proxies in our proxy for the 2024 Annual Meeting will have discretionary authority to vote the shares represented by such proxies on any such stockholder proposals, if presented at the 2024 Annual Meeting, without including information about the proposal in our materials. If the chairman of the meeting decides to present a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the 2024 Annual Meeting of Stockholders will have the right to exercise discretionary voting power with respect to such proposal. Any nominations or other proposals received from stockholders must be in full compliance with applicable laws and with our Bylaws. A copy of the full text of the Company’s current bylaws may be obtained upon written request to the Corporate Secretary at the address provided in the next sentence and online on the SEC’s website, www.sec.gov. All nominations and other stockholder proposals should be marked for the attention of Corporate Secretary, Spruce Power Holding Corporation, 1875 Lawrence Street, Suite 320, Denver, Colorado 80202.

In addition to satisfying the requirements under our by-laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 26, 2024, which is 60 calendar days prior to the anniversary of the 2023 Annual Meeting.

OTHER MATTERS

We do not know of any business that will be presented for consideration or action by the stockholders at the Special Meeting other than that described in this proxy statement. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.

This document is a proxy statement of the Company for the Special Meeting. The Company has not authorized anyone to give any information or make any representation about the Proposals or the Company that is different from, or in addition to, the information or representations contained in this proxy statement. Therefore, if anyone does give you information or representations of this sort, you should not rely on it or them. The information contained in this proxy statement speaks only as of the date of this document unless the information specifically indicates that another date applies.

ANNEX A

CERTIFICATE OF AMENDMENT
TO THE SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SPRUCE POWER HOLDING CORPORATION

SPRUCE POWER HOLDING CORPORATION (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), of the Corporation and declaring said amendment to be advisable. The resolution setting forth the amendment is as follows:

RESOLVED: That the Second Amended and Restated Certificate of Incorporation of the Corporation be amended to add the following paragraph at the end of the FOURTH Article as a new Section C:

“C. Reverse Stock Split. Upon this Amendment to the Second Amended and Restated Certificate becoming effective pursuant to the DGCL (the “Effective Time”), each eight (8) shares of Common Stock issued and outstanding immediately prior to the Reverse Stock Split Effective Time shall automatically be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. In lieu thereof, (a) with respect to holders of one or more certificates, if any, which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share on the trading day immediately preceding the Effective Time as reported by The New York Stock Exchange (as adjusted to give effect to the Reverse Stock Split); provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (i) the total number of shares of Common Stock that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (ii) the aggregate number of shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificates shall have been reclassified, combined and reconstituted; and (b) with respect to holders of shares of Common Stock in book-entry form in the records of the Corporation’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split (after aggregating all fractional shares), following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder. Any stock certificate and book-entry position that, immediately prior to the Effective Time, represented shares of Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of Common Stock equal to the product obtained by multiplying the number of shares of Common Stock represented by such certificate or book-entry position immediately prior to the Effective Time by one divided by eight (8).”

SECOND: That the foregoing amendment has been consented to and authorized by the stockholders of the Corporation at a special meeting of stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware.

THIRD: That the foregoing amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: This Certificate of Amendment shall be effective at ________, Eastern Time, on _________, 2023.

[Signature page follows]

Annex A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed this ___ day of _________, 2023.

SPRUCE POWER HOLDING CORPORATION
BY
Christian Fong, Chief Executive Officer

Annex A-2

SPRUCE POWER HOLDING CORPORATION ATTN: JONATHAN NORLING 1875 Lawrence Street, Suite 320, Denver, Colorado 80202 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on October 1, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on October 1, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR proposals 1 and 2: For Against Abstain To approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a reverse stock split ratio of 1-for-8. To approve the adjournment of the special meeting if necessary or appropriate in the view of the Company’s board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve Proposal 1. NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 50235067

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at www.proxyvote.com SPRUCE POWER HOLDING CORPORATION Special Meeting of Shareholders October 2, 2023 10:00 AM ET This proxy is solicited on behalf of the Board of Directors The shareholder(s) hereby appoint(s) Christian Fong and Jonathan Norling, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of SPRUCE POWER HOLDING CORPORATION that the shareholder(s) is/are entitled to vote at the Special Meeting to be held at 10:00 AM, ET on October 2, 2023, virtually at https://virtualshareholdermeeting.com/SPRU2023SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. If other matters come before the meeting, this proxy will be voted in accordance with the best judgment of the proxies appointed. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and accompanying Proxy Statement, ratifies all that said proxies or their substitutes may lawfully do by virtue hereof, and revokes all former proxies. Please sign exactly as your name appears hereon, date and return this proxy. Continued and to be signed on reverse side 50235067